Exhibit 99.1

SORL Auto Parts Reports 26.5% Net Sales Increase
in the First Quarter of 2019

ZHEJIANG, China, May 15, 2019 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its financial results for the first quarter ended March 31, 2019.

First Quarter 2018 Financial Highlights

●	Net sales for the 2019 first quarter were $136.2 million, up 26.5% from $107.7 million in the first quarter of 2018;

●	Revenues from the domestic OEM segment grew 44.6% year-over-year to $74.9 million;

●	Revenues from international markets increased to $18.0 million;

●	Gross margin was 26.8% compared with 28.0% in the first quarter of 2018;

●	Net income attributable to stockholders increased to $9.0 million, or $0.46 per basic and diluted share, compared with $8.3 million, or $0.43 per basic and diluted share in the first quarter of 2018.

Mr. Xiaoping Zhang, SORL’s Chief Executive Officer and Chairman, stated, “We are taking a ‘winner-takes-all’ mentality to expand our market shares in a business environment filled with uncertainties and anxieties. On the OEM side, we continue to strengthen our relationships with the main truck and bus producers in China through our new products and service. For the aftermarket, we differentiate ourselves with better pricing and top quality to gain market share. In the international market, we continue to focus on key markets and key customers to bolster our foothold.”

Ms. Jinrui Yu, SORL’s Chief Operating Officer, added, “Our growing product portfolio of advanced products continues to generate substantial sales growth even in the current challenging economic environment in China. We continue to add resources to our research and development program while we also maintain one of the highest gross margins in the industry.”

First Quarter 2019 Financial Results

For the first quarter of 2019, net sales increased 26.5% year-over-year to $136.2 million compared to $107.7 million in the first quarter of 2018.

Revenues from the Company’s domestic OEM customers were $74.9 million, an increase of 44.6% from $51.8 million in the first quarter of 2018. The strong year-over-year sales growth was mainly due to increased truck sales in the first quarter and improved market share. Sales to China’s domestic aftermarket was $43.3 million compared with $38.0 million in the same quarter of 2018. The increase in aftermarket sales was mainly attributable to the expiration of warranties from higher sales of new vehicles over the past few years and the Company’s increased marketing campaigns to bolster its market share through its already well-established distribution network. Revenues from international markets were $18.0 million compared to $17.9 million in the same quarter of 2018.

The gross profit for the first quarter of 2019 increased 20.9% to $36.5 million from $30.2 million in the first quarter of 2018. Gross margin was 26.8% compared with 28.0% in the first quarter of 2018.

In the first quarter of 2019, operating expenses increased to $25.2 million from $18.4 million in the same quarter of 2018. As a percentage of total revenues, operating expenses were 18.5% in the first quarter of 2019 compared to 17.1% in the first quarter of 2018.

●	Selling and distribution expenses were $12.9 million, or 9.5% of quarterly revenues, compared with $10.0 million, or 9.3% in the first quarter of 2018. The higher selling and distribution expenses were primarily due to the higher freight and packaging costs and increased personnel costs.

●	General and administrative (“G&A”) expenses in the first quarter of 2019 were $7.4 million compared with $4.8 million a year ago. G&A expenses as a percentage of revenue in the first quarter of 2019 were 5.4% compared with 4.4% in the first quarter of 2018. The higher G&A expenses were mainly due to an increase in allowance for doubtful accounts and labor costs during this quarter.

●

Research and development (“R&D”) expenses were $5.0 million compared with $3.6 million in the first quarter of 2018. As a percentage of revenue, R&D expenses were 3.6% in the first quarter of 2019 compared with 3.3% of revenue in the first quarter of 2018.

Interest income was $1.7 million compared with $1.5 million in the first quarter of 2018. Financial expenses were $4.0 million compared with $3.4 million in the first quarter of 2018.

Income before income taxes was $11.8 million in the first quarter of 2019 compared with $10.8 million in the first quarter of 2018.

Income taxes were $1.9 million in the first quarter of 2019 compared with $1.6 million in the first quarter of 2018.

Net income attributable to stockholders for the first quarter of 2019 was $9.0 million, or $0.46 per basic and diluted share, compared with $8.3 million, or $0.43 per basic and diluted share a year ago.

Balance Sheet

As of March 31, 2019, the Company had cash and cash equivalents of $8.0 million compared to $73.6 million on December 31, 2018. Accounts receivable were $178.9 million compared to $150.0 million on December 31, 2018. Inventories were $187.4 million compared to $204.3 million on December 31, 2018. Short-term bank loans were $212.4 million compared to $217.9 million on December 31, 2018. Total equity was $219.7 million at March 31, 2019 compared with $205.5 million at December 31, 2018. On March 31, 2019, working capital was $44.6 million with a current ratio of 1.1 to 1. Net cash used by operating activities was $25.8 million compared with net cash flow provided by operating activities of $36.3 million in the first quarter of 2018. Acquisition of property, equipment, plant and land use rights was $13.3 million compared with $19.7 million in the first quarter of 2018.

Business Outlook

For the fiscal year 2019, management reiterated its expectation that net sales will be approximately $515 million and net income attributable to stockholders to be approximately $22 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Wednesday, May 15, 2019, at 8:00 P.M. EDT/ 8:00 A.M. Beijing Time on May 16, 2019, to discuss its unaudited financial results for the 2019 first quarter ended March 31, 2019. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86 400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 8:00 P.M. EDT on June 15, 2019 or 8:00 A.M. Beijing Time on June 16, 2019 . The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID “49126” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” or similar expressions. These forward-looking statements may also include statements about the Company’s proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company’s management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company’s products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company’s business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang

+86-151-6770-5972

+86-577-6581-7721

phyllis@sorl.com.cn

Kevin Theiss
Awaken Advisors
212-521-4050
kevin.theiss@awakenlab.com

-Tables Follow –

 SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

	March 31, 2019		December 31, 2018
Assets	(Unaudited)
Current Assets
Cash and cash equivalents	US$	8,024,006	US$	73,588,229
Accounts receivable, net, including $341,110 and $261,889 from related parties as of March 31, 2019 and December 31, 2018, respectively		178,871,527		150,047,797
Bank acceptance notes from customers		73,404,114		62,052,225
Inventories, net		187,384,139		204,285,427
Prepayments, current, including $5,129,110 and $3,670,573 to related party at March 31, 2019 and December 31, 2018, respectively		17,350,867		7,776,591
Restricted cash, current		16,804,852		19,307,003
Advances to related parties		98,136,035		79,739,417
Deposits on loan agreements, current		5,197,891		-
Other current assets, net		11,566,191		15,697,448
Total Current Assets		596,739,622		612,494,137

Property, plant and equipment, net		107,063,204		96,053,386
Land use rights, net		21,355,991		21,124,455
Intangible assets, net		132,294		220,232
Deposits on loan agreements, non-current		5,197,891		10,199,324
Prepayments, non-current		33,069,906		31,575,238
Other assets, non-current		574,397		563,542
Restricted cash, non-current		18,415,386		18,067,374
Operating lease right of use assets		1,222,064		-
Deferred tax assets		3,566,545		4,073,838
Total Non-current Assets		190,597,678		181,877,389
Total Assets	US$	787,337,300	US$	794,371,526

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $30,167,916 and $23,805,200 due to related parties as of March 31, 2019 and December 31, 2018, respectively	US$	226,765,213	US$	236,433,718
Deposits received from customers		53,150,261		51,529,795
Short term bank loans		212,363,818		217,940,471
Current portion of long term loans, net of unamortized debt issuance costs		25,086,705		21,141,029
Income tax payable, current		3,229,510		3,421,486
Accrued expenses		19,499,647		24,045,902
Due to related party		6,820,963		5,959,752
Deferred income		1,259,842		1,453,282
Operating lease liabilities, current		492,494		-
Other current liabilities		3,452,129		3,288,344
Total Current Liabilities		552,120,582		565,213,779

Long term loans, less current portion and net of unamortized debt issuance costs		5,426,193		14,429,404
Operating lease liabilities, non-current		797,107		-
Income tax payable, non-current		9,259,307		9,259,307
Total Non-current Liabilities		15,482,607		23,688,711
Total Liabilities		567,603,189		588,902,490

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of March 31, 2019 and December 31, 2018		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of March 31, 2019 and December 31, 2018		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		20,911,801		20,007,007
Accumulated other comprehensive income		10,516,102		6,655,803
Retained earnings		186,601,111		178,535,378
Total SORL Auto Parts, Inc. Stockholders’ Equity		189,484,969		176,654,143
Noncontrolling Interest In Subsidiaries		30,249,142		28,814,893
Total Equity		219,734,111		205,469,036
Total Liabilities and Equity	US$	787,337,300	US$	794,371,526

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For The Quarters Ended March 31, 2019 and 2018 (Unaudited)

	Three months ended March 31,
	2019		2018
Sales	US$	136,219,924	US$	107,726,682
Include: sales to related parties		10,646,746		7,701,054
Cost of sales		99,699,354		77,527,196
Gross profit		36,520,570		30,199,486

Expenses:
Selling and distribution expenses		12,884,567		10,037,861
General and administrative expenses		7,374,893		4,773,778
Research and development expenses		4,951,536		3,590,402
Total operating expenses		25,210,996		18,402,041

Other operating income, net		2,462,602		2,197,324

Income from operations		13,772,176		13,994,769

Interest income		1,736,775		1,488,264
Government grants		1,792,412		133,933
Other income		54,680		27,066
Interest expenses		(3,972,498)		(3,353,711)
Exchange differences		(1,061,005)		(601,286)
Other expenses		(477,919)		(890,814)

Income before income taxes provision		11,844,621		10,798,221

Provision for income taxes		1,868,767		1,605,441

Net income	US$	9,975,854	US$	9,192,780

Net income attributable to noncontrolling interest in subsidiaries		1,005,327		919,278

Net income attributable to common stockholders	US$	8,970,527	US$	8,273,502

Comprehensive income:

Net income	US$	9,975,854	US$	9,192,780
Foreign currency translation adjustments		4,289,221		8,044,534
Comprehensive income		14,265,075		17,237,314
Comprehensive income attributable to noncontrolling interest in subsidiaries		1,434,249		1,723,731
Comprehensive income attributable to common stockholders	US$	12,830,826	US$	15,513,583
Weighted average common share - basic		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921

EPS - basic	US$	0.46	US$	0.43

EPS - diluted	US$	0.46	US$	0.43

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For The Three Months Ended March 31, 2019 and 2018 (Unaudited)

	Three Months Ended March 31,
	2019		2018
Cash Flows From Operating Activities
Net income	US$	9,975,854	US$	9,192,780
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Allowance for doubtful accounts		(79,426)		278,397
Depreciation and amortization		3,382,629		2,847,303
Deferred income tax		580,171		900,839
Gain on disposal of property and equipment		(29,768)		-
Amortization of debt issuance costs		181,333		372,025
Changes in assets and liabilities:
Accounts receivable		(25,606,528)		(32,888,322)
Bank acceptance notes from customers		(10,059,686)		12,354,888
Inventories, net		20,637,304		996,280
Prepayments		(9,630,754)		(14,987,105)
Other currents assets, net		3,162,436		(1,890,438)
Operating lease right of use assets		125,799		-
Accounts payable and bank acceptance notes to vendors		(13,728,060)		63,073,488
Deposits received from customers		621,908		5,123,039
Income tax payable		(207,909)		(1,635,670)
Deferred income		(219,320)		(129,981)
Operating lease liabilities		(326,476)		-
Other current liabilities and accrued expenses		(4,598,818)		(7,302,268)
Net Cash Flows Provided By (Used In) Operating Activities		(25,819,311)		36,305,255

Cash Flows From Investing Activities
Acquisition of property, equipment, plant and land use rights		(13,252,877)		(19,682,775)
Advances to related parties		(15,305,460)		(67,694,035)
Repayment of advances to related parties		-		5,821,183
Net Cash Flows Used In Investing Activities		(28,558,337)		(81,555,627)

Cash Flows From Financing Activities
Proceeds from short term bank loans		113,629,530		222,636,613
Repayment of short term bank loans		(123,310,819)		(115,398,302)
Proceeds from related parties		739,289		264,565,400
Repayments to related parties		-		(256,883,171)
Repayment of long term loans		(5,869,199)		(6,401,331)
Net Cash Flows Provided By (Used In) Financing Activities		(14,811,199)		108,519,209

Effects on changes in foreign exchange rate		1,470,485		1,418,555
Net change in cash, cash equivalents and restricted cash		(67,718,362)		64,687,392
Cash, cash equivalents, and restricted cash - beginning of the period		110,962,606		4,598,176
Cash, cash equivalents, and restricted cash - end of the period	US$	43,244,244	US$	69,285,568

Supplemental Cash Flow Disclosures:
Interest paid	US$	2,903,589	US$	2,278,298
Income taxes paid	US$	1,471,174	US$	2,340,272

Non-cash Investing and Financing Transactions
Loans from related party in the form of bank acceptance notes	US$	-	US$	32,791,380
Repayments to related party in the form of bank acceptance notes	US$	-	US$	5,846,083

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	US$	8,024,006	US$	22,682,734
Restricted cash, current		16,804,852		46,602,834
Restricted cash, non-current		18,415,386		-
Total cash, cash equivalents, and restricted cash at end of the period	US$	43,244,244	US$	69,285,568